EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-43766
(To Prospectus dated January 29, 2002)



                           [SOFTWARE HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                           Software HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Software HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                         Share       Primary
            Name of Company                   Ticker    Amounts  Trading Market
-------------------------------------------  --------  --------- ---------------
Adobe Systems Incorporated                     ADBE        6         NASDAQ
BMC Software, Inc.                             BMC         7          NYSE
Check Point Software Technologies Ltd.         CHKP        6         NASDAQ
Computer Associates International, Inc.         CA        17          NYSE
Intuit Inc.                                    INTU        6         NASDAQ
i2 Technologies, Inc.                          ITWO       10         NASDAQ
Macromedia, Inc.                               MACR        1         NASDAQ
Mercury Interactive Corporation                MERQ        2         NASDAQ
Micromuse Inc.                                 MUSE        2         NASDAQ
Microsoft Corporation                          MSFT       15         NASDAQ
Nuance Communications, Inc.                    NUAN        1         NASDAQ
Openwave Systems Inc.                          OPWV        2         NASDAQ
Oracle Corporation                             ORCL       24         NASDAQ
Peoplesoft, Inc.                               PSFT        8         NASDAQ
Rational Software Corporation                  RATL        5         NASDAQ
SAP AG-preference shares *                     SAP        16          NYSE
Sapient Corporation                            SAPE        3         NASDAQ
Siebel Systems, Inc.                           SEBL        8         NASDAQ
TIBCO Software Inc.                            TIBX        5         NASDAQ
Veritas Software Corporation                   VRTS        7         NASDAQ


            --------------------------------------

            *The preference shares of this non-U.S. company trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional factors to consider with respect to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.